   As filed with the Securities and Exchange Commission on November 12, 2004
                                                    Registration No. 333________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                         OUTDOOR CHANNEL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                  20-1558098
      (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                   Identification No.)

      43445 Business Park Drive, Suite 113                     92590
              Temecula, California                          (Zip Code)
    (Address of Principal Executive Offices)

                THE OUTDOOR CHANNEL, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)
                                  -------------

                                 Perry T. Massie
                      President and Chief Executive Officer
                      43445 Business Park Drive, Suite 113
                           Temecula, California 92590
                     (Name and address of agent for service)

                                 (951) 699-4749
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             Stephen D. Cooke, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                                Seventeenth Floor
                              695 Town Center Drive
                        Costa Mesa, California 92626-1924
                               Tel: (714) 668-6200
                               Fax: (714) 979-1921

                                                   CALCULATION OF REGISTRATION FEE
============================== ======================== ======================== ========================== ========================
                                                            Proposed maximum         Proposed maximum
     Title of securities            Amount to be             offering price              aggregate                  Amount of
      to be registered              Registered(1)             per share(2)           offering price(2)          registration fee
------------------------------ ------------------------ ------------------------ -------------------------- ------------------------
        Common Stock              3,199,625 shares               $0.9959                 $3,186,579                  $404
====================================================================================================================================

(1) The number of shares of common stock, par value $0.001 per share (the "Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been previously granted under The Outdoor Channel, Inc. 1997 Stock Option Plan and assumed by the registrant (the "Option Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Option Plan are subject to adjustment in the event of any stock dividend, stock split, stock combination, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the occurrence of such events.

(2) The exercise price of the options, in accordance with Rule 457(h)(1)of the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

         On September 8, 2004, Outdoor Channel Holdings, Inc., an Alaska corporation and a predecessor of the registrant ("Holdings-Alaska"), acquired all of the outstanding capital stock of The Outdoor Channel, Inc., a Nevada corporation ("TOC") in a merger involving Holdings-Alaska, TOC and a wholly owned subsidiary of Holdings-Alaska (the "TOC Merger"). After the TOC Merger, Holdings-Alaska merged with and into the registrant (the "Reincorporation"). In connection with the TOC Merger and the Reincorporation, the registrant has assumed options outstanding under The Outdoor Channel, Inc. 1997 Stock Option Plan (the "Plan") and is obligated to issue up to 3,199,625 shares of common stock, par value $0.001 per share, of Outdoor Channel Holdings, Inc., a Delaware corporation ("Holdings") pursuant to the exercise of stock options that were outstanding under the Plan on the date the TOC Merger was consummated.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement, or as a prospectus or prospectus supplement pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated into this registration statement and made a part hereof by this reference:

         (a) Annual Report on Form 10-KSB for Holdings for the fiscal year ended December 31, 2003, filed with the Commission on March 30, 2004;

         (b) Current Report on Form 8-K for Holdings dated April 21, 2004, filed with the Commission on April 21, 2004;

         (c) Quarterly Report on Form 10-Q for Holdings for the quarterly period ended March 31, 2004, filed with the Commission on April 30, 2004;

         (d) Current Report on Form 8-K for Holdings dated May 3, 2004, filed with the Commission on May 3, 2004;

         (e) Current Report on Form 8-K for Holdings dated May 12, 2004, filed with the Commission on May 18, 2004;

         (f) Current Report on Form 8-K for Holdings dated April 8, 2004, filed with the Commission on May 25, 2004;

         (g) Quarterly Report on Form 10-Q for Holdings for the quarterly period ended June 30, 2004, filed with the Commission on August 13, 2004;

         (h) Current Report on Form 8-K for Holdings dated September 8, 2004, filed with the Commission on September 9, 2004;

         (i) Current Report on Form 8-K for Holdings dated September 14, 2004, filed with the Commission on September 20, 2004; and

         (j) Current Report on Form 8-K for Holdings dated October 29, 2004, filed with the Commission on November 1, 2004.

         The shares being offered by Holdings, as the successor to Holdings-Alaska, are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") pursuant to Rule 12g-3(a) thereof. The description of the common stock being offered is contained in the Form 10 filed with the Commission on November 9, 1988, as such description was updated in the Definitive Proxy Statement filed with the Commission on August 19, 2004 by Holdings-Alaska, each of which are hereby incorporated and made a part hereof by reference.

         In addition, all documents filed by Holdings with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents with the Commission.

         You may request a copy of these filings, at no cost, by writing or telephoning us at:

         Outdoor Channel Holdings, Inc.
         Attention:  Chief Financial Officer
         43445 Business Park Drive, Suite 113
         Temecula, California 92590
         (951) 699-4749

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         Our certificate of incorporation provides for the indemnification of all persons to the fullest extent permissible under Delaware law.

         Our by-laws provide for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         We maintain directors and officers insurance providing indemnification for our directors and certain of our officers for certain liabilities.

         We also entered into indemnification agreements between us and our directors and officers, which may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         3.1 Certificate of Incorporation of Outdoor Channel Holdings, Inc. (Previously filed with the Commission as Exhibit 3.1 to Current Report on Form 8-K for Holdings dated September 14, 2004, which is incorporated herein by reference.)

         3.2 Bylaws of Outdoor Channel Holdings, Inc. (Previously filed with the Commission as Exhibit 3.2 to Current Report on Form 8-K for Holdings dated September 14, 2004, which is incorporated herein by reference.)

         4.1      The Outdoor Channel, Inc. 1997 Stock Option Plan, as amended.

         4.2 Form of Stock Option Agreement pursuant to The Outdoor Channel, Inc. 1997 Stock Option Plan.

         5.1 Opinion (and consent) of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

         23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5.1 above).

         23.2 Consent of J.H. Cohn LLP, independent registered public accounting firm.

         24       Power of Attorney (set forth on signature page).

ITEM 9. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California, on November 12, 2004.

                                      OUTDOOR CHANNEL HOLDINGS, INC.

                                      By: /S/ PERRY T. MASSIE
                                          --------------------------------------
                                          Perry T. Massie
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Perry T. Massie and William A. Owen, and each of them singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer of Outdoor Channel Holdings, Inc. to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:

                SIGNATURE                                    TITLE                                      DATE
                ---------                                    -----                                      ----
/S/ PERRY T. MASSIE                         Chairman of the Board, Chief Executive              November 12, 2004
-------------------------------             Officer and a Director (Principal
Perry T. Massie                             Executive Officer)

/S/ WILLIAM A. OWEN
-------------------------------             Chief Financial Officer (Principal                  November 12, 2004
William A. Owen                             Financial and Accounting Officer)

/S/ THOMAS H. MASSIE
------------------------------
Thomas H. Massie                            Executive Vice President and Director               November 12, 2004

/S/ JERRY R. BERGLUND
------------------------------
Jerry R. Berglund                           Director                                            November 12, 2004

/S/ DAVID C. MERRITT
------------------------------
David C. Merritt                            Director                                            November 12, 2004

/S/ RAY V. MILLER
------------------------------
Ray V. Miller                               Director                                            November 12, 2004

/S/ ELIZABETH J. SANDERSON
------------------------------
Elizabeth J. Sanderson                      Director                                            November 12, 2004

/S/ T. BAHNS STANLEY
------------------------------
T. Bahns Stanley                            Director                                            November 12, 2004

                                INDEX TO EXHIBITS

3.1 Certificate of Incorporation of Outdoor Channel Holdings, Inc. (Previously filed with the Commission as Exhibit 3.1 to Current Report on Form 8-K for Holdings dated September 14, 2004, which is incorporated herein by reference.)

3.2 Bylaws of Outdoor Channel Holdings, Inc. (Previously filed with the Commission as Exhibit 3.2 to Current Report on Form 8-K for Holdings dated September 14, 2004, which is incorporated herein by reference.)

4.1      The Outdoor Channel, Inc. 1997 Stock Option Plan, as amended.

4.2 Form of Stock Option Agreement pursuant to The Outdoor Channel, Inc. 1997 Stock Option Plan.

5.1 Opinion (and consent) of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

23.1     Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of
         Exhibit 5.1 above).

23.2 Consent of J.H. Cohn LLP, independent registered public accounting firm.

24       Power of Attorney (set forth on signature page).